UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        July 5, 2006

WCA WASTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverway, Suite 1400 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of the termination of an interest rate swap arrangement and the entry into a new arrangement.

Item 1.02. Termination of a Material Definitive Agreement.

See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of the termination of an interest rate swap arrangement and the entry into a new arrangement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-BalanceSheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed on July 5, 2006, WCA Waste Corporation (the “Company”) entered into a new Revolving Credit Agreement, dated as of July 5, 2006, by and among the Company, Comerica Bank, as administrative agent, and the parties named therein as lenders (the “New Credit Agreement”). On July 5, 2006, in connection with entering into the New Credit Agreement, the Company paid its obligations under, and terminated, that certain (i) First Lien Credit Agreement dated as of April 28, 2005 by and among WCA Waste Systems, Inc., Wells Fargo Bank, National Association (“Wells Fargo”), Comerica Bank and the lenders party thereto (the “First Lien Credit Agreement”) and (ii) Second Lien Credit Agreement dated as of April 28, 2005 by and among WCA Waste Systems, Inc., Wells Fargo and the lenders party thereto (the “Second Lien Credit Agreement” and together with the First Lien Credit Agreement, the “Old Credit Agreements”).

In connection with the closing of the transactions contemplated by the New Credit Agreement, on July 7, 2006 the Company agreed to enter into a new interest rate swap agreement effective July 11, 2006 (the “New Swap Agreement”). The New Swap Agreement has a notional amount of $150 million. Under the New Swap Agreement, the Company will receive a floating rate of interest based on LIBOR and pays a fixed interest rate of 5.64% through maturity of the swap in November 2010. Net payments will be made or received quarterly. Changes in the fair market value of the New Swap Agreement will be reflected in other income (expense) on the Company’s consolidated statements of income.

The New Swap Agreement replaces an old swap agreement, dated November 1, 2005 (the “Old Swap Agreement”) (also in a notional amount of $150 million) relating to the interest rates payable pursuant to the Old Credit Agreements, pursuant to which the Company received a floating rate of interest based on LIBOR and paid a fixed interest rate of 4.885% through maturity, which was November 1, 2010. Because interest rates were above the fixed rate of 4.885%, the termination of the Old Swap Agreement resulted in a payment of $3.98 million to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: July 11, 2006	By: /s/ J. Edward Menger Name: J. Edward Menger Title: Vice President and General Counsel

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